Exhibit (a)(1)(M)
NONQUALIFIED STOCK OPTION AWARD AGREEMENT
PURSUANT TO THE
TOWNSQUARE MEDIA, INC. 2014 OMNIBUS INCENTIVE PLAN

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Participant:

Grant Date: August [17], 2018

Expiration Date: [10th anniversary of original grant date of corresponding eligible option]

Restriction Start Date: [original grant date of corresponding eligible option]

Per Share Exercise Price: $[●]

Number of Shares subject to this Option:

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THIS NON-QUALIFIED STOCK OPTION AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Townsquare Media, Inc., a Delaware corporation (the “Company”), and the Participant specified above, pursuant to the Townsquare Media, Inc. 2014 Omnibus Incentive Plan (the “Plan”), which is administered by the Committee; and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Non‑Qualified Stock Option provided for herein to the Participant.
NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:
I.Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict

[Form for Fully Vested Grants with Transfer Restrictions]

between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control. No part of the Option granted hereby is intended to qualify as an “incentive stock option” under Section 422 of the Code.
2.    Grant of Option. The Company hereby grants to the Participant, as of the Grant Date specified above, a Non‑Qualified Stock Option (this “Option”) to acquire from the Company at the Per Share Exercise Price specified above, the aggregate number of shares of Common Stock specified above (the “Option Shares”). Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason. The Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by the Option unless and until the Participant has become the holder of record of such shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan or this Agreement.
3.    Vesting and Exercise.
(a)    Vesting. The Option shall be fully vested and exercisable on the date of grant. Upon expiration of the Option, the unexercised portion of the Option shall be cancelled and no longer exercisable.
(b)    Expiration. Unless earlier terminated in accordance with the terms and provisions of the Plan and/or this Agreement, all portions of the Option shall expire and shall no longer be exercisable after the Expiration Date.
4.    Termination. Subject to the terms of the Plan and this Agreement, the Option shall remain exercisable as follows:
(a)    Termination due to Death or Disability. In the event of the Participant’s Termination by reason of death or Disability, the Option shall remain exercisable until the earlier of (i) one (1) year from the date of such Termination, and (ii) the expiration of the stated term of the Option pursuant to Section 3(d) hereof; provided, however, that in the case of a Termination due to Disability, if the Participant dies within such one (1) year exercise period, any unexercised Option held by the Participant shall thereafter be exercisable by the legal representative of the Participant’s estate, to the extent to which it was exercisable at the time of death, for a period of one (1) year from the date of death, but in no event beyond the expiration of the stated term of the Option pursuant to Section 3(d) hereof.
(b)    Involuntary Termination Without Cause; Voluntary Termination by Participant. In the event of the Participant’s involuntary Termination by the Company without Cause or a voluntary Termination by the Participant, Unrestricted Options (as defined below) shall remain exercisable until the earlier of (i) ninety (90) days from the date of such Termination and (ii) the expiration of the stated term of the Option pursuant to Section 3(d) hereof.

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(c)    Termination for Cause. In the event of the Participant’s Termination for Cause, the Participant’s entire Option shall terminate and expire upon such Termination.
(d)    Restricted Options. Subject to Section 4(a), upon the Participant’s Termination for any reason, the Restricted Options (as defined below) shall remain exercisable until the earlier of (i) five (5) days from the date of such Termination and (ii) the expiration of the stated term of the Option pursuant to Section 3(d).
5.    Method of Exercise and Payment. Subject to Section 9 hereof, the Option may thereafter be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein and in accordance with Sections 6.4(c) and 6.4(d) of the Plan, including, without limitation, by the filing of any written form of exercise notice as may be required by the Committee and payment in full of the Per Share Exercise Price specified above multiplied by the number of shares of Common Stock underlying the portion of the Option exercised; provided that, notwithstanding anything to the contrary set forth herein, the Participant must pay the full Per Share Exercise Price in cash with respect to the portion of the Options that are not considered to be Unrestricted Options (such Options, “Restricted Options”). For this purpose: (i) (A) 20% of the Option shall be Unrestricted Options on the first anniversary of the Restriction Start Date if the Participant is then employed by the Company, (B) an additional 25% of the Options shall be Unrestricted Options on the second anniversary of the Restriction Start Date if the Participant is then employed by the Company, (C) an additional 25% of the Options shall be Unrestricted Options on the third anniversary of the Restriction Start Date if the Participant is then employed by the Company and (D) an additional 30% of the Options shall be Unrestricted Options on the fourth anniversary of the Restriction Start Date if the Participant is then employed by the Company and (ii) 100% of the Options shall be Unrestricted Options upon (A) the occurrence of a Change in Control described in clause (a) or (c) of the definition thereof if the Participant is then employed by the Company or (B) the termination of the Participant’s employment with the Company due to death or Disability. For purposes hereof, the Participant shall be required to exercise all Unrestricted Options before exercising any Restricted Options.
6.    Transfer Restrictions. Notwithstanding anything to the contrary set forth herein or in the Plan, the Participant may not directly or indirectly sell, transfer, hypothecate, pledge, encumber, transfer or dispose of all or any interest or right in the Shares (such restrictions, the “Transfer Restrictions”) transferred upon exercise of this Option (the “Transferred Shares”) except as provided in this Section 6. The Transfer Restrictions shall lapse and cease to apply as follows: (i) the Transfer Restrictions shall lapse and cease to apply to 100% of the Transferred Shares on the first to occur of (A) the eighth anniversary of the Restriction Start Date, (B) a Change in Control described in clause (a) or (c) of the definition thereof, or (C) the death of the Participant and (ii) the Transfer Restrictions shall lapse and cease to apply as to (A) 20% of the Transferred Shares on the first anniversary of the Restriction Start Date if the Participant is then employed by the Company, (B) an additional 25% of the Transferred Shares on the second anniversary of the Restriction Start Date if the Participant is then employed by the Company, (C) an additional 25% of the Transferred Shares on the third anniversary of the Restriction Start Date if the Participant is then employed by the Company and (D) an additional 30% of the Transferred Shares on the fourth anniversary of the Restriction Start Date if the Participant is then employed by the Company. The Company may take

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any actions it deems reasonable and appropriate to implement the provisions of this Section 6, including, without limitation, legending the applicable Share certificates, issuing stop transfer instructions or holding the applicable Share certificates in escrow.
7.    Non-Transferability. The Option, and any rights and interests with respect thereto, issued under this Agreement and the Plan shall not be sold, exchanged, transferred, assigned or otherwise disposed of in any way by the Participant (or any beneficiary of the Participant), other than by testamentary disposition by the Participant or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit the Option to be Transferred to a Family Member for no value, provided that such Transfer shall only be valid upon execution of a written instrument in form and substance acceptable to the Committee in its sole discretion evidencing such Transfer and the transferee’s acceptance thereof signed by the Participant and the transferee, and provided, further, that the Option may not be subsequently Transferred other than by will or by the laws of descent and distribution or to another Family Member (as permitted by the Committee in its sole discretion) in accordance with the terms of the Plan and this Agreement, and shall remain subject to the terms of the Plan and this Agreement. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way the Option, or the levy of any execution, attachment or similar legal process upon the Option, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.
8.    Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.
9.    Withholding of Tax. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the Option and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any shares of Common Stock otherwise required to be issued pursuant to this Agreement; provided that, notwithstanding anything to the contrary set forth herein, the Participant must pay the full amount of required withholdings in cash with respect to the exercise of Restricted Options.. Any minimum statutorily required withholding obligation with regard to the Participant may, with the consent of the Committee, be satisfied by reducing the amount of shares of Common Stock otherwise deliverable upon exercise of the Option.
10.    Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company

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and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.
11.    Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.
12.    No Right to Employment. Any questions as to whether and when there has been a Termination and the cause of such Termination shall be determined in the sole discretion of the Committee except with respect to instances where the Participant is covered by an employment, consulting, change in control agreement with the Company or an Affiliate, in which case the characterization of such termination shall be governed by the applicable agreement. Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or its Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without Cause.
13.    Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the Option awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.
14.    Compliance with Laws. The issuance of the Option (and the Option Shares upon exercise of the Option) pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue the Option or any of the Option Shares pursuant to this Agreement if any such issuance would violate any such requirements.
15.    Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the Option is intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent.
16.    Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except in accordance with Section 6 hereof) any part of this Agreement without the prior express written consent of the Company.
17.    Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

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18.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.
19.    Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.
20.    Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.
21.    Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the award of the Option made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the Option awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.
[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
TOWNSQUARE MEDIA, INC.

By:

Name:

Title:

PARTICIPANT

Name:

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